SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 17, 2008 (October 16, 2008)
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-131875	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

(i) On October 16, 2008, Zion Oil & Gas, Inc. ("Zion" or the "Company") decided to extend to January 9, 2009 the period in which the Company can accept subscriptions and payment for units in its “best efforts minimum/maximum offering” that the Company commenced on May 14, 2008. Following the extension, the offering will terminate on the earlier of: (i) January 9, 2009, (ii) the date on which a total of 2,500,000 units have been subscribed and accepted, or (iii) such date as announced by the Company on no less than two trading days' prior notice

The Company has received subscriptions for the minimum number of units (325,000 units) and an initial closing of the offering is scheduled for October 21, 2008.

In the follow-on offering, the Company is seeking to sell a maximum of $2,500,000 units ($25,000,000). Each unit consists of (i) one share of common stock, par value $.01 per share and (ii) one warrant to purchase one share of common stock at a per share exercise price equal to $7.00. No assurance can be provided that the Company will be successful in selling additional units.

(ii) The Company is currently involved in a dispute with one of the Executive Vice Presidents, Philip Mandelker, regarding the deferral of compensation. Mr. Mandelker had previously deferred amounts due to him, along with other officers and directors, to July 1, 2008. Consistent with company policy, he also agreed to receive only 60% of the salary due to him through such period. In May 2008, the Company gave notice to Mr. Mandelker of its election to not renew his employment agreement when the initial employment terms specified in such agreement expires on December 31, 2008. In July 2008, with the exception of Mr. Mandelker, all the other deferring executives agreed to continue deferring amounts due to them through December 31, 2008. Mr. Mandelker refused to such deferral and also refused to continue to accept a reduced salary beyond July 1, 2008. Mr. Mandelker has recently threatened legal action against the Company in Israel if it does not reach agreement with him as to payment terms for the amounts he deferred. Mr. Mandelker’s employment agreement is governed by Israeli Law. Any legal action by Mr. Mandelker may include the placement of liens on the Company’s assets, including its Israeli bank accounts and payments due to it from third parties. In addition, under Israeli law, significant penalties may be assessed against the Company if it is ultimately determined that it has improperly withheld amounts due to him under his employment agreement. While the Company intends to aggressively defend its interests in any proceeding that may be initiated against it, the ultimate outcome of legal proceedings is inherently unpredictable and the financial and related costs of defense may be significant. The Company is currently discussing a potential resolution of these issues with Mr. Mandelker and his advisors, but there can be no assurance that such a resolution can be reached on terms acceptable to the Company, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: October 17, 2008	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer